UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012 (November 20, 2012)

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2012, Tyco International Ltd. (the “Company”) granted equity incentive awards to certain of the Company’s officers, including George R. Oliver, the Company’s Chief Executive Officer, Arun Nayar, the Company’s Executive Vice President and Chief Financial Officer, and Judith A. Reinsdorf, the Company’s Executive Vice President and General Counsel. The awards were granted pursuant to the Company’s 2012 Stock and Incentive Plan (the “Plan”) and the terms and conditions filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K, filed on November 16, 2012, which are hereby incorporated by reference.

The equity incentive awards granted to Mr. Oliver consisted of (i) an annual equity award with a grant date value of $5,000,000 evenly split between performance share units and stock options and (ii) a leadership equity award with a grant date value of $2,500,000 evenly split between stock options and restricted stock units. In connection with the annual grant, Mr. Oliver received 341,100 stock options with an exercise price of $27.14, equal to the Company’s closing stock price on the New York Stock Exchange on November 20, 2012. These stock options vest in equal installments over four years. Mr. Oliver also received 92,100 performance share units, which cliff vest based on performance at the end of the three-year performance period. The number of shares that are ultimately delivered to Mr. Oliver in respect of these performance share units will depend on whether the Company achieves a three-year cumulative earnings per share target, with a modification of plus or minus 25% based on the Company’s total shareholder return over the period relative to the S&P 500 Industrials Index. The maximum number of shares Mr. Oliver can receive is two times the number of units granted. In connection with the leadership grant, Mr. Oliver received 170,500 stock options with an exercise price of $27.14. These stock options cliff vest on the third anniversary of the grant date. Mr. Oliver also received 46,000 restricted stock units as part of the leadership grant. Fifty percent of these restricted stock units vest on the third anniversary of the grant date, with the remainder vesting on the fourth anniversary. In the event of a termination event, the stock options, performance share units and restricted stock units described above may vest prior to the scheduled vesting date depending on the circumstances.

The equity incentive awards granted to Mr. Nayar consisted of (i) an annual equity award with a grant date value of $1,300,000 split between performance share units (40%), stock options (40%) and restricted stock units (20%) and (ii) a leadership equity award with a grant date value of $1,300,000 evenly split between stock options and restricted stock units. In connection with the annual grant, Mr. Nayar received 70,900 stock options with an exercise price of $27.14. These stock options vest in equal installments over four years. Mr. Nayar also received 19,100 performance share units, which cliff vest on the third anniversary of the grant date based on the same performance criteria described above for Mr. Oliver. The maximum number of shares Mr. Nayar can receive is two times the number of units granted. The 9,500 restricted stock units Mr. Nayar received as part of the annual grant vest in equal installments over four years. In connection with the leadership grant, Mr. Nayar received 88,700 stock options with an exercise price of $27.14 and 23,900 restricted stock units subject to the same vesting provisions described above for Mr. Oliver.

The equity incentive awards granted to Ms. Reinsdorf consisted of (i) an annual equity award with a grant date value of $1,500,000 split between performance share units (40%), stock options (40%) and restricted stock units (20%) and (ii) a leadership equity award with a grant date value of $750,000 evenly split between stock options and restricted stock units. In connection with the annual grant, Ms. Reinsdorf received 81,800 stock options with an exercise price of $27.14. These stock options vest in equal installments over four years. Ms. Reinsdorf also received 22,100 performance share units, which cliff vest on the third anniversary of the grant date based on the same performance criteria described above for Mr. Oliver. The maximum number of shares Ms. Reinsdorf can receive is two times the number of units granted. The 11,000 restricted stock units Ms. Reinsdorf received as part of the annual grant vest in equal installments over four years. In connection with the leadership grant, Ms. Reinsdorf received 51,100 stock options with an exercise price of $27.14 and 13,800 restricted stock units subject to the same vesting provisions described above for Mr. Oliver.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Andrea Goodrich
Andrea Goodrich
Vice-President and Corporate Secretary

Date: November 21, 2012